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                                      CONTRACT

                                      BETWEEN

                           ALADDIN GAMING, LLC ("OWNER")

                                        AND

                       FLUOR DANIEL, INC. ("DESIGN/BUILDER")

                                        FOR

                               DESIGN/BUILD SERVICES


     This Contract made this 4th day of December, 1997 (Effective Date), by and between Aladdin Gaming, LLC ("Owner"), a Nevada limited liability company with offices at 2810 West Charleston Boulevard, Suite F-58, Las Vegas, Nevada 89102 and Fluor Daniel, Inc. ("Design/Builder"), a California corporation with offices at 3335 Michelson Drive, Irvine, California 92698, may hereinafter be referred to as "Contract" or "Agreement".

                                      BACKGROUND

     Owner desires to retain the services of Design/Builder to perform pre-construction and design/build services pertaining to the demolition and renovation of existing structures and construction of new structures and associated infrastructure. Design/Builder desires to provide such services in accordance with the terms and conditions set forth in this Contract.

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the parties agree as follows:

                                      ARTICLE 1

                                     DEFINITIONS


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     For the purpose of this Contract, the following terms shall have meanings ascribed to them below:

     1.1    "Design/Builder" - Design/Builder means Fluor Daniel, Inc.

     1.2 "Drawings", "Specifications" and/or "Plans" shall mean all those documents prepared by Design/Builder, approved by Owner and set forth in Attachment E - including the final set of plans and specifications used for the construction of the Project.

     1.3 "Owner"- Owner means the Aladdin Gaming LLC or its successor or permitted assign or Owner Representative as defined in paragraph 1.4 below.

     1.4 "Owner Representative" - Owner Representative means Tishman Realty and Construction Co. ("Tishman") or any other entity acting as on-site representative of Owner designated by Owner in writing as the Owner Representative for this Contract. In no event shall there be more than one entity at a time designated as the Owner Representative.

     1.5 "Project" - Project means the new Aladdin Hotel & Casino, the London Clubs International facilities, parts of the retail shell and associated parking facilities located in Clark County, Nevada and as further described and illustrated in Attachments A and E.

     1.6 "Architect of Record" or "Engineer" shall mean ADP/FD of Nevada, Inc., a Nevada corporation and/or its successor in interest.

     1.7 "Services" or "Work" shall mean all design, engineering, pre-construction services, materials, equipment, components, and other items of any nature covered by this Contract and to be provided or performed by Design/Builder, its consultants and lower tier subcontractors, including responsibilities and obligations relative to punch list items and warranty after acceptance. "Services" will also include Article 3.1 herein.

     1.8 "Contract Documents" consist of the Contract and all the Attachments thereto, including all modifications made thereto.

     1.9 "Consultants" shall mean all engineering and specialty consulting firms retained by Design/Builder, the coordination and management of whom shall be the responsibility of Design/Builder.


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     1.10   "Lender" is the bank or other financial institution or entity providing Owner with funds to pay for the Work.

     Other defined terms shall be deemed to have the meaning ascribed to them in General Conditions, Attachment D.

                                      ARTICLE 2

                                 CONTRACT ATTACHMENTS

     This Contract shall include the following attachments:

                 Attachment A: Scope of Services

                 Attachment B: Invoicing Format

                 Attachment C : Lien Waiver (Partial and Final)

                 Attachment D: General Conditions

                 Attachment E: GMP/Baseline Design Development Documents

                 Attachment F: Progress Schedule

                 Attachment G: Payment

                 Attachment H: Incentive Bonus

                 Attachment I: Insurance

                 Attachment J: Tests Furnished By Design/Builder

                 Attachment K: Permit Responsibility Matrix

                 Attachment L: Design/Builder's Key Personnel

                 Attachment M: Consultants To Be Retained By Design/Builder

                 Attachment N: Bonds and Guarantee

                 Attachment O: Subcontractor Bid Package


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                 Attachment P: Letter of Credit

                 Attachment Q: Construction Site Logistics and Staging Plan


     In the event this Contract and/or its Attachments contain any inconsistency, such inconsistencies shall be resolved by giving precedence in the following order:

            -    the Contract (Articles 1-27)

            -    Attachment D: General Conditions

            -    Attachment E: GMP/Baseline Design Development Documents

            -    Attachment A: Scope of Services

            -    Other Attachments and Documents

provided, however, that to the extent any of the Attachments expand upon the rights and obligations of the parties set forth herein, such provisions shall be deemed to be consistent with this Contract, yielding the broadest interpretation of the Contract.

                                      ARTICLE 3

                                  SCOPE OF SERVICES

     3.1 DESIGN/BUILD SERVICES. The scope of the Design/Build Services (hereinafter referred to as "Services" or "Work") will be as set forth in the Attachments including, without limitation, Attachment A, D and E. The Services, whether performed by Design/Builder or its subcontractors, shall be performed by qualified design professionals, construction contractors and suppliers, licensed as required by law, selected and paid by Design/Builder. Nothing in this Article 3 shall create any professional obligation or contractual relationship between such persons and Owner.

     3.2 Owner shall pay for the Phased Design And Construction Plan Review Fee (as defined in the Clark County Building Code - 1997), off-site impact fees, water/sewer tap fees, zoning variances and other government approval fees necessary for the Project; however, Design/Builder shall be responsible for preparing all the necessary paperwork, supporting data and revisions required for government permitting and approval. Design/Builder shall be responsible for ensuring that all the design and


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construction related paperwork, supporting data and revisions required for government permitting and approval is timely furnished to Owner to allow commencement of construction of the Project and completion of the Project in accordance with this Contract. Notwithstanding the above, Design/Builder is not accountable for paperwork that can only be furnished by Owner.

     3.3 Subject to Subsection 2.9.10 of the General Conditions, Attachment D, the Owner Representative shall participate with Design/Builder in the negotiation of all subcontracts and purchase orders for the Work and Services to be performed and all said subcontracts and purchase orders shall be let subject to the written approval (said approval shall be made within five (5) days from receipt of Design/Builder's written recommendation) of Owner or the Owner Representative.

                                      ARTICLE 4

                                 COST OF THE SERVICES

     4.1    GUARANTEED MAXIMUM PRICE.   Design/Builder shall be paid on a
Guaranteed Maximum Price ("GMP") basis as described in Attachment G. Subject to additions and deductions which may be made in accordance with the Contract Documents, Design/Builder agrees that the total costs payable by Owner for the Work described in Attachments A and E shall not exceed a Guaranteed Maximum Price of Two Hundred Sixty-Seven Million Dollars ($267,000,000.00), as set forth in Attachment G. Design/Builder agrees to honor the GMP provided that the Notice to Proceed is received on or before February 1, 1998. In the event that the Notice to Proceed is not received on or before February 1, 1998, Design/Builder reserves the right to revise the GMP. In the event that the Notice to Proceed is not received on or before March 1, 1998, Design/Builder may terminate this Contract without any further obligation.

     4.2 The Design/Builder's General Conditions Costs shall not exceed the lump sum amount of Sixteen Million Five Hundred Eighty-Eight Thousand Two Hundred Fifteen Dollars ($16,588,215.00) and shall consist of those costs described in Section 3 of Attachment G and more specifically set forth in Appendix 1 attached thereto. Design/Builder acknowledges and agrees to notify the Owner Representative if any General Conditions Costs are reallocated to a trade subcontract.

     4.3    DESIGN/BUILDER'S RESPONSIBILITY FOR TAXES AND FEES.     Only those
taxes and fees directly attributable to the Work are allowable costs pursuant to the provisions of Attachment G. It is expressly understood that the Guaranteed Maximum Price includes all federal, state and local taxes, duties, excise taxes, personal taxes on equipment and property owned by Design/Builder, and income taxes including, without


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limitation, the following state and local taxes: Sales and Use Taxes, Initial and Annual Corporate Filing Fees, Business Privilege Tax, Realty and Tangible Personal Property Taxes (on property owned by Design/Builder), Contractors' Licenses and Occupational Taxes, Local License Taxes, Unemployment Insurance Taxes, and Motor Carrier and Fuel Taxes. The payment of all other taxes are Owner's responsibility.

                                      ARTICLE 5

                    PERFORMANCE/PAYMENT BONDS/CORPORATE GUARANTEE

     5.1 Design/Builder, in lieu of furnishing full performance and payment bonds, shall provide a creditworthy corporate guarantee from its parent the Fluor Corporation. The guarantee must be acceptable to Lender and it shall cover all of Design/Builder's obligations under this Contract. The guarantee shall be in the form as set forth in Attachment N(3).

     5.2 Performance and payment bonds (issued by a surety listed in the Treasury Department listing published in the Federal Register, licensed in the State of Nevada and rated by the A.M. Best Company as "A" or better) are required from each of Design/Builder's Subcontractors; however, upon the parties's mutual consent, a Subcontractor may provide a creditworthy corporate guarantee in lieu of furnishing said bonds. Performance and payment Bonds shall be in the form as set forth in Attachment N(1) and N(2).


                                     ARTICLE 6

                                 CHANGES IN SERVICES

     6.1 RIGHT TO MAKE CHANGES. Owner may make changes in the Services in accordance with Section 18.0 of the General Conditions, Attachment D.


                                      ARTICLE 7

                                      INSURANCE

     7.1 The parties have elected to implement a Controlled Insurance Program ("CIP") whereby Owner shall reimburse Design/Builder for all associated premiums and costs which will provide General Liability (including Contractual Liability), Workers'


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Compensation, Excess Liability, Builders Risk and Transit coverages for
Design/Builder and all Subcontractors of any tier. The terms and conditions of the CIP are set forth in Attachment I annexed hereto. Design/Builder acknowledges that, unless otherwise specified, each policy it procures must: 1) identify Owner as a Named Insured, 2) identify Tishman Realty & Construction Co., Inc. and the Owner's lender(s) as Additional Insured(s), 3) identify Aladdin Bazaar, LLC as Additional Insured and 4) must contain full waivers of subrogation.

                                      ARTICLE 8

                                   INDEMNIFICATION

     8.1 Design/Builder shall indemnify Owner in accordance with the terms and provisions set forth in Section 12.0 of the General Conditions, Attachment D.


                                      ARTICLE 9

                                     OBLIGATIONS

     9.1 EXECUTION OF CONTRACT OBLIGATIONS. Design/Builder's execution of its obligations as set forth under this Contract shall be subject to the approval of Owner Representative; provided, however, such approval by Owner Representative shall not relieve or discharge Design/Builder, either expressly or by implication, from any responsibility under this Contract. Approval by the Owner Representative shall not be unreasonably withheld. Design/Builder acknowledges that approval by the Owner Representative shall not constitute a waiver of Design/Builder's obligations to perform the Work and Services in accordance with the requirements of the Contract.

     9.2 Design/Builder acknowledges that a specified portion of the Work is to be performed for the benefit of Aladdin/Bazaar, LLC, a Nevada limited liability company. Said portion of the Work to be performed for the benefit of Aladdin/Bazaar, LLC shall be known as the "Retail Shell" and is more specifically defined in Attachment E, GMP/Baseline Development Documents. Notwithstanding the above, Aladdin/Bazaar, LLC is not a third-party beneficiary of this Agreement and its involvement in any meetings, negotiations or decisions related to the Retail Shell or the overall Project shall not convey or be construed to impart third-party beneficiary status. Design/Builder shall not be obligated to take direction from Aladdin Bazaar, LLC; therefor all instructions given in connection with the Retail Shell must issue from the Owner's Representative.


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     9.3    INQUIRIES. All inquiries Design/Builder may have concerning this
Contract shall be made to Owner or Owner Representative as provided herein or in the General Conditions, Attachment D. If Design/Builder is in doubt as to whom inquiry should be made, the inquiry shall be made to both Owner and Owner Representative.

                                      ARTICLE 10

                                     TERMINATION

     10.1 Owner may terminate this Contract in accordance with the General Conditions, Attachment D. If Owner terminates this Contract after Services have been undertaken by Design/Builder, compensation for work performed shall be as per Sections 28.0 and 30.0 of the General Conditions, Attachment D.

                                      ARTICLE 11

                                       INVOICES


     11.1 Design/Builder's monthly invoices shall be submitted to Owner for approval in accordance with the provisions set forth in Section 31.0 of the General Conditions, Attachment D.

     11.2   Design/Builder's invoice shall:

            11.2.1 Reflect the Schedule of Values for Work and Services performed as submitted by Design/Builder and approved by Owner Representative and any lender(s) representative(s), and shall:

            11.2.2  Be sequentially numbered.

            11.2.3  Be submitted to the attention of Owner Representative.

            11.2.4  Be submitted in accordance with the format of Attachment B.

            11.5.5 Reflect retainage in the amount as provided for elsewhere in the Contract Documents.

            11.2.6  Be submitted on the 25th day of each month.

            11.2.7 Be accompanied by other supporting documentation as may be reasonably requested by Owner Representative.


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            11.2.8  Each invoice submitted by Design/Builder shall be
accompanied by a copy of Attachment C - Lien Waiver executed in accordance with the laws of the State of Nevada.

                                      ARTICLE 12

                                       PAYMENT


     12.1 Payment shall be governed by the terms of the Attachments, including, without limitations, Section 31.0 of the General Conditions, Attachment D.


                                      ARTICLE 13

                                     LIEN WAIVER

     13.1 Acceptance by Design/Builder of any payment from Owner for any invoice submitted shall constitute a lien waiver by Design/Builder for any and all work performed and materials supplied to the extent that such costs were included in that submitted invoice and Design/Builder shall provide written release waivers (Attachment C) with respect to such costs and materials.

                                      ARTICLE 14

                                   COMPLETION DATE

     14.1 SUBSTANTIAL COMPLETION. Design/Builder agrees to cause the Substantial Completion of the Work (as defined in subsection 31.8 of the General Conditions, Attachment D) on or before 790 calendar days from either January 12, 1998 or the date Notice to Proceed is received from Owner - whichever is later. Said period shall be known as the Contract Time and may only be adjusted in accordance with this Agreement.

     14.2 TIME. Time limits stated in this Contract are of the essence. Design/Builder's failure to achieve Substantial Completion within the Contract Time specified in Article 14.1 shall be governed by the provisions of Article
14.3 below.

     14.3 COMPENSATION FOR EARLY/LATE COMPLETION. In lieu of Owner procuring, at Design/Builder's cost, a liquidated damages insurance policy or a business interruption


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insurance policy to compensate Owner for late completion of the Work, the parties agree as follows: Owner shall pay Design/Builder Two Million Dollars ($2,000,000.00) as a Bonus Advance upon the issuance of the Notice to Proceed. Design/Builder may, at its option, use the Bonus Advance to purchase liquidated damages insurance or it may elect to self-insure. In either event, Design/Builder shall be entitled to keep the Bonus Advance as a bonus if the Project is Substantially Complete within the Contract Time.

     As a further bonus, Design/Builder shall be entitled to receive one hundred thousand dollars ($100,000.00) for each day, up to but not to exceed ninety (90) days, that the Project is Substantially Completed in advance of the Contract Time.

     If Design/Builder fails to achieve Substantial Completion of the Project within the Contract Time, Design/Builder must pay back the Two Million Dollars ($2,000,000.00) Bonus Advance to Owner because Design/Builder will have failed to earn these bonus monies and further Design/Builder shall pay Owner, as liquidated damages and not as a penalty, one hundred thousand dollars ($100,000.00) per day commencing upon the first day following expiration of the Contract Time and continuing up to ninety (90) days thereafter. The parties agree that such liquidated damages are a reasonable estimate of damages Owner will incur as a result of delayed completion of the Work inasmuch as it is not possible to ascertain in advance the actual damages which Owner may incur as a result of the delayed Substantial Completion of the Work.

     Owner may deduct liquidated damages as described above from any unpaid amounts then or thereafter due to Design/Builder under this Agreement. Any liquidated damages not so deducted from any unpaid amounts due Design/Builder shall be payable immediately to Owner upon Owner's demand.

     The parties agree that Design/Builder's payment of these liquidated damages and the return of the Bonus Advance shall be Owner's sole and exclusive remedy for Design/Builder's failure to achieve Substantial Completion within the Contract Time.

     The terms Substantial Completion and Substantially Complete as used herein shall have the same meaning.

     The bonuses referred to in this Article are not included in the GMP.

                                      ARTICLE 15

                        SUBCONTRACTORS AND SUB-SUBCONTRACTORS


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     15.1   Design/Builder hereby warrants that it is licensed and qualified to act in the capacity of a contractor and an architect/engineer as of the date hereof and that it will contract with all Subcontractors (as hereinafter defined) as are necessary to complete the Work and Services hereunder, and further agrees to timely pay all such Subcontractors in accordance with payments received for same from Owner.

     15.2 All Subcontractors of any tier of Design/Builder (hereinafter referred to collectively as Subcontractors) shall be the exclusive responsibility of Design/Builder. However, before a Subcontractor begins work under the terms of this Contract, Design/Builder shall warrant and produce all relevant documentation to demonstrate that the Subcontractor has furnished all insurance documents required under the provisions of Attachment D and Attachment I necessary to comply with the CIP.

                                      ARTICLE 16

                                 PRIVITY OF CONTRACT

     16.1 Owner shall have no contractual obligation to Subcontractors and shall communicate with such Subcontractors only through Design/Builder. Design/Builder shall include in all its subcontracts a provision which acknowledges that there is no privity of contract with Owner by reason of the subcontract. However, Owner, or any Lender providing Owner financing on any portion of the Project may contact any Subcontractor directly if Design/Builder is in default hereunder or under any other agreement between Owner and Design/Builder. Design/Builder shall provide in all its subcontracts that if Design/Builder is in default under the Contract, that the subcontract (plus any related performance and/or payment bonds), at Owner's option, shall be deemed assigned to Owner or Owner's designee, and the Subcontractor shall continue to perform its work for Owner pursuant to the terms of the subcontract. The term "subcontract" used in this Article shall also refer to all purchase orders, vendor agreements and professional service agreements with Design/Builder or Design/Builder's Subcontractors. Furthermore, Design/Builder hereby agrees to perform its Work at the Project for Lender if Owner has been declared in default under any loan agreement with such Lender, as long as Design/Builder is paid in accordance with the Contract and Lender agrees to be bound by the terms and conditions of this Agreement.

                                      ARTICLE 17


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                                 HAZARDOUS MATERIALS

     17.1 Pre-Existing Contamination. Anything herein to the contrary notwithstanding, title to, ownership of and legal responsibility for all pre-existing contamination shall remain with Owner. "Pre-existing contamination" is defined as and limited to all hazardous or toxic substances that were not introduced to the Jobsite or negligently disturbed by Design/Builder.

     17.2 If Owner has such knowledge, Owner shall advise Design/Builder of the existence of hazardous or toxic substances on the Project site and Owner shall undertake the abatement and disposal of such material which shall include, but not be limited to, asbestos. In the event Design/Builder encounters pre-existing on-site materials or construction reasonably believed to be hazardous or health threatening, then Design/Builder shall notify Owner and stop work until an environmental laboratory properly certified by the applicable State Health or equivalent agency and an environmental engineering consulting firm, both retained directly by Owner, verifies that the materials or construction complained of has been removed or rendered harmless. Until such time Design/Builder shall not be obligated to commence or continue to work in that area of the Project suspected to contain hazardous or health threatening materials under Change Orders or directives issued by Owner and Design/Builder shall be entitled to an equitable adjustment in the Contract Time and reasonable delay related costs.

     17.3 Design/Builder shall comply with all applicable environmental laws in the performance of the Work.

            17.3.1 All solid and liquid wastes, hazardous substances, and hazardous materials used by Design/Builder (including but not limited to all solvents, cleaners, waste oils, and trash) shall be handled and/or disposed of in full compliance with all applicable federal, state and local statutes, regulations, ordinances and rules.

            17.3.2 As soon as the Work is completed, Design/Builder shall clear the premises of all debris, waste, and equipment of every kind and nature remaining from the Work and shall haul all materials belonging to Owner to local storage or the nearest on site shipping point as directed by Owner.

                                      ARTICLE 18

                                    TAX EXEMPTION


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     Owner shall, if applicable, execute, provide and deliver to Design/Builder, any and all documents required of Design/Builder by the taxing authorities with jurisdiction over this Project to demonstrate any claimed, full or partial, tax exemption (i.e., IDA Resolution, Tax Exemption Certificate, Certificate of Capital Improvement or the like).

                                      ARTICLE 19

                                         LAWS

     19.1 The Project is located and this Contract is entered into in Clark County, Nevada. Design/Builder shall comply with all laws, statutes, ordinances, rules and regulations of all applicable governmental entities and, to the fullest extent permitted by law, Design/Builder shall indemnify and hold Owner harmless from any fines, penalties, costs, or liability arising from the failure of Design/Builder or Design/Builder's Subcontractors to comply therewith. Design/Builder warrants that it is duly authorized to do business in the State of Nevada, that it has the knowledge and capability and is fully licensed to act as Design/Builder under the terms of this Contract and that it will evidence said authorization and capability to Owner upon request.

     19.2 This Agreement shall be governed and interpreted in accordance with the laws of the State of Nevada without any reference to conflict of laws principles.

                                      ARTICLE 20

                                   PARTIAL VALIDITY

     20.1 In the event that any portion of this Contract is held to be unlawful or unenforceable as a matter of law, the balance of the Contract shall remain in full force and effect and will be binding upon the parties. In the event of a continuing breach or default on the part of either party, the failure of the other party to insist upon the strict performance of the terms and conditions hereof shall not be construed as a waiver.

                                      ARTICLE 21

                                    EFFECTIVE DATE

     21.1 This Contract shall take full force and effect on the date shown on page 1 ("Effective Date") and all Attachments and documents shall be referenced as of that date for purposes of determining their meaning and effect. The GMP is established on the basis of Plans, Drawings, Specifications, General Conditions and all other Contract


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Documents identified or referred to herein. Changes after the Effective Date of this Contract shall be made only as provided by this Contract. Any Work commenced and any payments made pursuant to an award, letter of intent, or any preliminary agreement shall be deemed to have been completed and paid after the Effective Date and under the terms of this Contract.

     21.2 Design/Builder acknowledges receipt from Owner of payments in the total sum of Three Million Forty-Four Thousand Eight Hundred Thirty Nine Dollars ($3,044,839.00) ("Advance Payments") which were made prior to the Effective Date and the parties agree that the Advance Payments are to be credited in their full amount as payments made to Design/Builder for its Fee as described in Attachment G.

                                      ARTICLE 22

                                CONSEQUENTIAL DAMAGES

     22.1 Neither party hereto shall be liable to the other for any indirect, incidental or consequential damages of any nature whatsoever, except as otherwise provided in Section 12.0 of the General Conditions, Attachment D.

                                      ARTICLE 23

                             REPRESENTATIONS AND REMEDIES

     23.1 Owner and Design/Builder make no representations, covenants, warranties or guaranties, express or implied, other than those of good faith and fair dealing or expressly set forth in the Contract Documents. The parties' rights, liabilities, and limitations on liabilities, responsibilities and remedies hereunder shall be exclusively those expressly set forth in the Contract Documents and shall apply even in the event of default or termination, the negligence, or strict liability of the party indemnified or released or whose liability is limited or assumed or against whom rights of subrogation are waived, shall survive the default and/or termination of Design/Builder and shall be enforceable and extend to the parties, their respective officers, directors, employees, agents and related entities.

                                     ARTICLE 24

                           WARRANTY/GUARANTEE OBLIGATIONS

     24.1 All warranties/guarantees referred to in this Article shall apply solely to


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construction related services rendered by Design/Builder, its Subcontractors and
Vendors. The provisions of this Article shall not be interpreted or construed to limit responsibility for any design related service rendered by Design/Builder. All design Services performed by Design/Builder shall be free of negligent errors and omissions and must comply with the highest customary and applicable standards of professional care and the failure to meet these standards shall be governed in accordance with prevailing law.

     24.2 All warranties/guarantees and undertakings by Design/Builder in favor of Owner shall apply to all materials, equipment or Services as applicable, provided by either Design/Builder, its Subcontractors of any tier, Vendors, or anyone directly or indirectly employed by any of them, to the same extent as if provided by Design/Builder on a direct basis. Design/Builder's guarantee and/or warranty obligations shall be as follows:

            a. Design/Builder guarantees that its construction workmanship shall be in conformance with good construction practices applicable to projects of this type, that all work shall be done by skilled persons and performed in the best workmanlike manner and that such Work shall be in full compliance with the requirements of the Contract Documents and in compliance with all applicable laws, codes and regulations.

            b. Design/Builder further guarantees that all materials, equipment and supplies incorporated into the Work shall be new, of the best quality of the kind specified in accordance with industry standards, and shall be fit for its intended purpose. At the time specified in "d" below, Design/Builder agrees to pass on and assign to Owner, all Subcontractor, Vendor and manufacturer's guarantees and warranties and to prosecute the enforcement thereof in cooperation with Owner at Design/Builder's cost and expense during the one (1) year period after Substantial Completion as defined in Subsection 31.8.1 of the General Conditions, Attachment D.

            c. Design/Builder warrants that (i) Design/Builder and its Subcontractors are experienced, qualified and, where required by law, licensed to perform their respective portions of the Work; (ii) the design of the Work will be in accordance with all agreed upon Project requirements, and all applicable federal, state, local codes, rules ordinances and regulations. Owner's review and approval of drawings or other submittals shall not relieve or discharge Design/Builder either expressly or by implication from any responsibility under this provision.

            d. Design/Builder's construction warranties and/or guarantees as set forth in this Article shall extend for one (1) year after the date of Substantial Completion. Design/Builder shall assign all Subcontract, Vendor and manufacturers warranties


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and/or guarantees still surviving and in effect one (1) year after Substantial
Completion.

            e. Upon receipt of written notice of defect(s) by Owner at any time during the Warranty/Guarantee Period, Design/Builder shall, at no cost to Owner, promptly furnish and provide all labor, equipment, materials and other services at the Jobsite and elsewhere as may be necessary to correct such defect(s) whether they be latent or patent and cause the Work to fully conform with the foregoing warranties and/or guarantees. In performing such corrective work, Design/Builder shall perform its Work so as to cause the least inconvenience to Owner's business which may require performance of Work at hours when Owner's business is least active. Design/Builder shall not be entitled to the extra costs, if any, incurred in connection with performing corrective Work at non-business hours.

            f. In the event Design/Builder fails to correct any warranty and/or guarantee defect, or fails to promptly commence correction to Owner's reasonable satisfaction, within thirty (30) calendar days of receipt of Owner's written notice, Owner shall have the right without any further notice to correct or arrange for the correction of such defects at Design/Builder's sole risk and expense.

            g. Owner may, in its sole discretion, elect to accept a part of the Work which is not in accordance with the requirements of the Contract Documents. In such case, the GMP shall be reduced as appropriate and equitable. Owner's acceptance of any nonconforming Work shall not waive or otherwise effect Owner's right to demand that Design/Builder correct any other defects or areas of nonconforming Work.

            h.   Warranty and/or Guarantee Exclusions and other Remedies:

                 (i) Design/Builder's warranty and/or guarantee obligations shall exclude damages or defects caused by modifications to the Work directed by Owner and not performed by Design/Builder or its Subcontractors.

                 (ii) Design/Builder's warranty obligation shall not apply to damages or defects caused by ordinary wear and tear, insufficient maintenance, improper operation or improper use by Owner.

                                      ARTICLE 25

                                   ENTIRE CONTRACT

     25.1 This Contract and the above listed Attachments constitute the entire and


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integrated agreement between Owner and Design/Builder and supersede all prior negotiations, statements, representations, agreements, letters of intent, awards, or proposals, either written or oral unless incorporated herein by specific reference. This Contract may be modified only by a written instrument signed by both Owner and Design/Builder.

            25.1.1 In the event a dispute arises out of or in connection with the meaning of the language set forth in this Agreement or any of the Attachments hereto, the parties covenant and agree that neither party shall, in an effort to establish the intent of the parties or to interpret the aforesaid Contract Documents, be permitted to introduce any prior drafts, notes or memoranda generated in connection with the contract negotiations leading up the execution of this Agreement.

     25.2 The parties agree to look solely to each other with respect to performance of this Contract and the Services hereunder. This Contract and each and every provision hereof is for the exclusive benefit of Owner and Design/Builder and not for the benefit of any third party, except to the extent such benefits have been expressly extended pursuant to this Contract.

     25.3 The provisions of this Contract which, by their nature, are intended to survive the termination, cancellation, completion or expiration of the Contract, including, but not limited to, any indemnifications, express limitations of or releases from liability, warranties and guarantees all of which shall continue as valid and enforceable obligations of parties, notwithstanding any such termination, cancellation, completion or expiration.

     25.4 Headings and titles of Articles, Sections, Paragraphs and other sub-parts of this Contract are for convenience of reference only and shall not be considered in interpreting the text of this Contract.

                                      ARTICLE 26

                                      ASSIGNMENT

     26.1 By reason of the special experience and unique nature of the services to be rendered by Design/Builder under the Contract, Design/Builder shall not assign its interest, or any part thereof, in this Contract unless such assignment is consented to by Owner in writing, which consent may be refused for any reason or no reason whatsoever, even if it be considered unreasonable. Any purported assignment by Design/Builder without such consent shall be null and void. Owner may, upon notice


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

and without consent of Design/Builder, assign this Contract to one or more lenders providing financing for the Project, including, without limitation, the lender(s) providing financing to Owner and, to the extent this Agreement pertains to the Retail Shell, to the lender(s) providing financing to Aladdin Bazaar, LLC for the design/construction of the Retail Shell, or to any entity which acquires all or substantially all of Owner's interest in the Project.
Upon any assignment by Owner, Owner shall be released from all prospective liability under the Agreement and the Attachments thereto. In the event of such assignment by Owner, Design/Builder may request that Owner provide reasonable evidence in writing that the assignee has adequate financing in place for the purposes of completing the Project and that assignee has specifically agreed to make payments due under this Contract.


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

                                      ARTICLE 27

                                       NOTICES

     27.1 All notices pertaining to this Contract shall be in writing and, if to Owner, shall be sufficient when sent registered or certified mail or nationally recognized overnight delivery service and telecopied (with oral confirmation) to Owner at the following addresses:

            Mr. Jack Sommer
            Aladdin Gaming, LLC
            Aladdin Management Corp.
            2810 W. Charleston Blvd., Ste. F-58
            Las Vegas, Nevada 89102
            Telecopy Number: (702) 870-8733

            Mr. Ronald Dictrow
            Aladdin Gaming, LLC
            280 Park Avenue, 38th Fl.
            New York, New York 10017
            Telecopy Number: (212) 661-0844

            Mr. Robert Accardi
            Tishman Construction Corp.
            666 Fifth Avenue
            New York, New York 10103
            Telecopy Number: (212) 708-6750

     With a copy to:

            Peter Goetz, Esq.
            Goetz, Fitzpatrick, Carbone, Eiseman, Finegan & Rubin, LLP One Pennsylvania Plaza
            New York, New York 10119
            Telecopy Number: (212) 629-4013


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     27.2   All notices pertaining to this Contract shall be in writing and, if to Design/Builder, shall be sufficient when sent registered or certified mail or nationally recognized overnight delivery service and telecopied (with oral confirmation) to Design/Builder at the following addresses:

            Robert A. McNamara
            Fluor Daniel, Inc.
            75 Newman Avenue
            Rumford, Rhode Island 02916
            Telecopy Number: (401) 438-7281

            Larry Kessinger
            Senior Project Director
            Phoenix Plaza, 19th Floor
            2929 N. Central Avenue
            Phoenix, Arizona 85012
            Telecopy Number:  (602) 230-9760

     With a copy to:

            Curtis Culver, Esq.
            Assistant General Counsel
            Fluor Daniel, Inc.
            One Fluor Daniel Drive
            Sugarland, Texas 77478-3899
            Telecopy Number: (281) 263-4093


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

     IN WITNESS WHEREOF, the parties hereto have executed this Contract, on the day and year first written above.

                                        OWNER:

                                        ALADDIN GAMING, LLC, a Nevada Limited
                                        Liability Company

                                        By: ALADDIN GAMING CORP. a Nevada
                                        Corporation, its Manager

                                             By:  /s/ Ronald Dictrow
                                                --------------------------------
                                                Name:  Ronald Dictrow
                                                      --------------------------
                                                Title: Executive Vice President/
                                                       Secretary
                                                       -------------------------
                                                Date:
                                                      --------------------------


                                        DESIGN/BUILDER:

                                        FLUOR DANIEL, INC.

                                             By:  /s/ Robert McNamara
                                                --------------------------------
                                                Name: Robert McNamara
                                                      --------------------------
                                                Title:
                                                       -------------------------
                                                Date:
                                                      --------------------------


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